Exhibit 10.12
AMENDMENT TO
SUBORDINATED PLEDGE AGREEMENT
DATED OCTOBER 8, 2003
AMENDMENT NO. 1 TO SUBORDINATED PLEDGE AGREEMENT
     AMENDMENT dated as of December 29, 2006 to the Subordinated Pledge Agreement made and entered into as of October 8, 2003 (the “Agreement”) by Mercer Forge Corporation (the “Pledgor”) in favor of The Bank of New York Trust Company, N.A. (as successor to The Bank of New York), as Trustee on behalf of the Noteholders referred to therein.
W I T N E S S E T H:
     WHEREAS, the parties hereto are amending the Indenture referred to in the Agreement to permit additional Future Priority Debt (as defined therein) to be incurred, which Future Priority Debt will be secured by Liens on the Pledged Collateral;
     NOW, THEREFORE, the parties hereto agree as follows:
     Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Agreement has the meaning assigned to such term in the Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Agreement shall, after this Amendment becomes effective, refer to the Agreement as amended hereby.
     Section 2. Amendment of Section 7(a). Section 7(a) of the Agreement is hereby amended and restated in its entirety as follows:
     “Other than for Priority Liens and Priority Lien Documents and except as is not prohibited by the Indenture, Pledgor agrees that Pledgor will not (i) encumber, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or (ii) enter into any other contractual obligations which could reasonably be expected to restrict or inhibit the right or ability of the Trustee to sell or otherwise dispose of the Pledged Collateral or any part thereof after the occurrence and during the continuance of an Event of Default.”
     Section 3. Representations and Warranties. The Pledgor represents and warrants that the representations and warranties of the Pledgor set forth in Section 4 of the Agreement are true and correct on the date hereof.
     Section 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
     Section 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     Section 6. Effectiveness. This Amendment shall become effective at the time that Neenah Foundry Company accepts for purchase a majority in principal amount of its outstanding 11% Senior Secured Notes due 2010 issued under the Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

MERCER FORGE CORPORATION

By:	/s/ Gary W. LaChey

	Name:	Gary W. LaChey
	Title:	Corporate Vice President - Finance
and Chief Financial Officer

THE BANK OF NEW YORK TRUST
COMPANY, N.A., as Trustee

By:	/s/ Roxane Ellwanger

	Name:	Roxane Ellwanger
	Title:	Assistant Vice President